UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8127 E. Ray Road Mesa, AZ	85212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

6060 Silver Drive

Third Floor

Burnaby, British Columbia, Canada V5H 0H5

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on January 11, 2024, ElectraMeccanica Vehicles Corp., a corporation existing under the laws of the Province of British Columbia (“ElectraMeccanica”), and Xos, Inc., a Delaware corporation (“Xos”), entered into an arrangement agreement (as amended, the “Arrangement Agreement”), pursuant to which Xos will acquire all of the issued and outstanding common shares of ElectraMeccanica (the “ElectraMeccanica Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “BCBCA”).

On March 20, 2024, ElectraMeccanica held a special meeting of shareholders (the “Special Meeting”) at which its shareholders voted on the proposals set forth below, each of which is described in more detail in the joint proxy statement/management information circular on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 13, 2024 (the “Joint Proxy Statement/Circular”).

The final results with respect to each proposal voted on at the Special Meeting are set forth below.

Proposal No. 1: ElectraMeccanica Arrangement Proposal. The proposal to pass a special resolution approving the Plan of Arrangement under Division 5 of Part 9 of the BCBCA involving, among other things, the acquisition by Xos of all of the outstanding ElectraMeccanica Shares, all as more particularly described in the Joint Proxy Statement/Circular (the “ElectraMeccanica Arrangement Proposal”), was passed as follows:

Votes For	Percent of Votes Cast For	Votes Against	Percent of Votes Cast Against	Abstentions	Broker Non- Votes
16,559,479	86.2%	2,647,245	13.8%	649,184	29,211,688

Proposal No. 2: ElectraMeccanica Advisory Compensation Proposal. The proposal to pass, on an advisory (non-binding) basis, an ordinary resolution approving the compensation that will or may become payable to ElectraMeccanica’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Arrangement Agreement was passed as follows:

Votes For	Percent of Votes Cast For	Votes Against	Percent of Votes Cast Against	Abstentions	Broker Non- Votes
15,366,135	80.0%	3,836,773	20.0%	653,000	29,211,688

Proposal No. 3: ElectraMeccanica Name Change Proposal. The proposal to pass an ordinary resolution authorizing ElectraMeccanica to amend its notice of articles and articles to change its name to “ElectraMeccanica North America Corp.” was passed as follows:

Votes For	Percent of Votes Cast For	Votes Against	Percent of Votes Cast Against	Abstentions	Broker Non- Votes
43,163,200	89.0%	5,332,105	11.0%	572,291	0

Proposal No. 4: Adjournment Proposal. The proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional votes in favor of the ElectraMeccanica Arrangement Proposal if there were not sufficient votes at the time of the Special Meeting to approve the ElectraMeccanica Arrangement Proposal, was approved as follows:

Votes For	Percent of Votes Cast For	Votes Against	Percent of Votes Cast Against	Abstentions	Broker Non- Votes
42,272,330	87.8%	5,901,199	12.2%	894,067	0

Although the vote was taken, no motion to adjourn the Special Meeting was made because the ElectraMeccanica Arrangement Proposal had passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2024	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary